UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 19, 2004

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

2002 Papa Johns Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Item 5. Other Events

On February 19, 2004, Papa John’s International, Inc. announced that its Board of Directors has approved an increase to $400 million in the amount of the company’s common stock that may be repurchased by the company from time to time through December 26, 2004.  The authorization includes both open market purchases as well as private transactions.

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated February 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date:February 20, 2004	/s/ J. David Flanery
J. David Flanery
Chief Financial Officer